Icahn Enterprises L.P. Completes Sale of Ferrous Resources Limited

New York, NY, August 1, 2019 -- Icahn Enterprises L.P. (NASDAQ:IEP) today announced that it has completed the previously announced sale of Ferrous Resources Limited to Vale S.A. for total consideration of approximately $550 million (including repaid indebtedness). Under GAAP, IEP will recognize a book gain of approximately $264 million.
Carl C. Icahn, Chairman of Icahn Enterprises, stated: "Icahn Enterprises acquired majority control of Ferrous Resources in 2015 at a time when iron ore prices had dropped significantly. We identified an out-of-favor opportunity for a cyclical commodity business and were confident that with better board leadership and guidance, our timing was right. Today’s closing proves out our thesis. Although an iron ore mine in Brazil is not our typical investment, the situation appeared well suited for our modus operandi, by which we seek to acquire undervalued assets, invest additional capital, guide and improve their condition and operations, and to ultimately greatly enhance value for all shareholders.”
About Icahn Enterprises L.P.
Icahn Enterprises, a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Mining, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.
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This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our mining operations, including the volatility of the global price of iron ore and global demand levels for iron ore; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Contact:
Investor Contact:
SungHwan Cho
Chief Financial Officer
(212) 702-4300